Exhibit 99.4

PENNROCK FINANCIAL SERVICES CORP.

FORM OF

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 31, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Susan E. Ewell, Jean M. Good and Edgar H. Martin, or any one of them, as proxies, with full power of substitution, to vote as directed below all of the shares of PennRock common stock held of record on April 22, 2005, by the undersigned and by the Plan Agent for the account of the undersigned under the Dividend Reinvestment Plan at the special meeting of shareholders to be held on Tuesday, May 31, 2005, at 1:00 p.m., local time, at Yoder’s Restaurant, 14 South Tower Road, New Holland, Pennsylvania and at any adjournment thereof, with all of the powers the undersigned would possess if personally present.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR the proposal to approve the Agreement, dated as of November 16, 2004, between Community Banks, Inc. and PennRock, providing, among other things, for the merger of PennRock with and into Community, and FOR the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the Agreement.

This proxy also confers authority as to any other business which may be brought before the special meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be brought before the meeting, but if any other business is presented at the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of PennRock.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible or vote by telephone or via the Internet by following the instructions below, whether or not you plan to attend the meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting and wish to vote in person.

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible; or

TELEPHONE—Call toll-free 1-800-PROXIES from any touch-tone phone and follow the instructions. Have your proxy card available when you call; or

INTERNET—Go to www.amstock.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

1.	MERGER PROPOSAL. Proposal to approve the Agreement, dated as of November 16, 2004, between Community Banks, Inc. and PennRock, providing, among other things, for the merger of PennRock with and into Community.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	ADJOURNMENT PROPOSAL. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors of PennRock recommends a vote FOR the proposal to approve the Agreement and FOR the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies.

The undersigned hereby acknowledges receipt of the notice of special meeting of shareholders and proxy statement dated April 29, 2005 and hereby revokes all proxies heretofore given.

Dated: , 2005
Signature
Signature
NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PennRock Financial Services Corp.

1060 Main Street, P.O. Box 580

Blue Ball, PA 17506

Notice of Special Meeting Of Shareholders

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of PennRock Financial Services Corp. will be held at 1:00 p.m., local time, on May 31, 2005 at Yoder’s Restaurant, 14 South Tower Road, New Holland, Pennsylvania, for the following purposes:

•	MERGER PROPOSAL. To consider and vote upon a proposal to adopt the merger agreement between Community Banks, Inc. and PennRock Financial Services Corp., which provides, among other things, for the acquisition of PennRock by Community Banks through the merger of PennRock into Community and the conversion of each share of PennRock common stock outstanding immediately prior to the merger into 1.40 shares of Community common stock, all as described in the accompanying document; and

•	ADJOURNMENT PROPOSAL. To consider and vote upon a proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies.

Shareholders of record at the close of business on April 22, 2005 may vote at the special meeting. In order for the merger agreement to be adopted, the holders of a majority of the outstanding shares of PennRock common stock entitled to vote must vote in favor of the merger agreement. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, the board of directors of PennRock urges you to vote by telephone, via the Internet or by completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

By Order of the Board of Directors,

April 29, 2005	Glenn H. Weaver, President

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